                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [x] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               GENTEX CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                           [GENTEX CORPORATION LOGO]

                            600 N. CENTENNIAL STREET
                            ZEELAND, MICHIGAN 49464

                        NOTICE OF 1997 ANNUAL MEETING

-----------------------------------------------------------------------------

     The Annual Meeting of the Shareholders of Gentex Corporation, a Michigan corporation, will be held at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan, on Thursday, May 15, 1997, at 4:30 p.m. E.S.T., for the following purposes:

      1.   To elect three directors as set forth in the Proxy Statement.

      2. To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 21, 1997, are entitled to notice of, and to vote at the meeting. You are requested to sign, date, and return the accompanying Proxy in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your Proxy at the meeting if you are present and desire to vote your shares in person.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Connie Hamblin
                                          Secretary

March 28, 1997

                           [GENTEX CORPORATION LOGO]

                            600 N. Centennial Street
                            Zeeland, Michigan  49464


                       PROXY STATEMENT FOR ANNUAL MEETING
                    OF SHAREHOLDERS TO BE HELD MAY 15, 1997

SOLICITATION OF PROXIES

     This Proxy Statement is being furnished on or about March 28, 1997, to the shareholders of Gentex Corporation in connection with the solicitation by the Board of Directors of the Corporation of Proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, May 15, 1997, at 4:30 p.m. E.S.T. at the Amway Grand Plaza Hotel, Pearl at Monroe, Grand Rapids, Michigan.

     If the form of Proxy accompanying this Proxy Statement is properly executed and returned to the Company, the shares represented by the Proxy will be voted at the Annual Meeting of Shareholders in accordance with the directions given in the Proxy, unless the Proxy is revoked. Any shareholder executing and returning the form of Proxy which accompanies this Proxy Statement may revoke the Proxy, at any time before it has been exercised, by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person.

     The cost of the solicitation of Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited personally or by telephone or facsimile by a few regular employees of the Company without additional compensation. The Company does not intend to pay any compensation for the solicitation of Proxies, except that brokers, nominees, custodians, and other fiduciaries will be reimbursed by the Company for their expenses in connection with sending proxy materials to beneficial owners and obtaining their Proxies.

VOTING SECURITIES AND RECORD DATE

     March 21, 1997, has been fixed by the Board of Directors as the record date for determining shareholders entitled to vote at the Annual Meeting. On that date, 34,885,533 shares of the Company's common stock, par value $.06 per share, were issued and outstanding. Shareholders are entitled to one vote for each share of the Company's common stock registered in their names at the close of business on the record date.

ELECTION OF DIRECTORS

     The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least six but not more than nine members, with the exact number to be determined by the Board. The Board has fixed the number of directors at eight. The Articles of Incorporation also specify that the Board of Directors be divided into three classes as nearly equal in number as possible, with the classes to hold office for staggered terms of three years
each.   Fred T. Bauer, Leo L. Weber, and  Harlan J. Byker, Ph.D., incumbent directors previously elected by shareholders, are nominees for re-election to a three-year term expiring in 2000.

     Unless otherwise directed by a shareholder's marking on the Proxy card, the persons named as proxy voters in the accompanying Proxy will vote for the nominees described below. In the event any of these nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may designate a substitute nominee, in which case the accompanying Proxy will be voted for the substituted nominee.

     Under Michigan law, directors are elected by a plurality of the votes cast by shareholders. Therefore, the three nominees who receive the largest number of affirmative votes will be elected, irrespective of the number of votes received. Broker nonvotes, votes withheld, and votes cast against any nominee will not have a bearing on the outcome of the election. Votes will be counted by Inspectors of Election appointed by the presiding officer at the Annual Meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

     The content of the following table relating to business experience is based upon information furnished to the Company by the nominees and directors.



     NAME, (AGE)                              BUSINESS EXPERIENCE
     AND POSITION                               PAST FIVE YEARS

-----------------------------------------------------------------------------
                      NOMINEES FOR TERMS TO EXPIRE IN 2000


Fred T. Bauer (54)        Mr. Bauer is the Chairman and Chief Executive Officer
  Director since 1981     of Gentex Corporation, and he has held that position
                          for more than five years.


Leo L. Weber (67)         Since 1990, Mr. Weber has been engaged in the
  Director since 1991     consulting business as L. L. Weber & Associates, West
                          Bloomfield, MI. Previously, he was the President of Robert Bosch Corporation, Farmington Hills, MI
                          (manufacturer of sophisticated automotive components).

Harlan Byker, Ph.D. (42)  Dr. Byker has been the Vice President --
  Director since 1993     Electrochemical Research of Gentex Corporation since
                          August of 1993. Prior to that time, he was the Company's Director of Electrochemical Development for more than five years.



                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

Arlyn Lanting (56)        Mr. Lanting is the Vice President -- Finance of Aspen
  Director since 1981     Enterprises, Ltd., Grand Rapids, MI (real estate
                          investments), and he has held that position for more than five years.

Kenneth L. La Grand (56)  Mr. La Grand is the Executive Vice President of
  Director since 1987     Gentex Corporation, and he has held that position for
                          more than five years.

Ted Thompson (67)         Mr. Thompson is the Chairman and Chief Executive
  Director since 1987     Officer of X-Rite, Incorporated, Grandville, MI (a
                          manufacturer of light and color measuring instruments), and he has held that position for more than five years. Mr. Thompson is also a director of X-Rite, Incorporated.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998


Mickey E. Fouts (65)   Mr. Fouts has been Chairman of the Board, Equity
  Director since 1982  Services Company (investment services), Denver, CO, for more than five years. In addition, he was Chairman of the Board and interim C.E.O. of American Consolidated
                       Growth Capital (temporary services), Denver, CO, from
                       January to June of 1996, and the Director of Corporate
                       Finance, Tamaron Capital Markets (investment banking),
                       Denver, CO from November 1993  to May 1994.

John A. Mulder (60)    Mr. Mulder is the Vice President -- Automotive Marketing
  Director since 1992  of Gentex Corporation,  and he has held that position for more than five years.

------------------------------------------------------------------------------


     Arlyn Lanting and Kenneth La Grand are brothers-in-law. There are no other family relationships between the nominees, directors, and executive officers of the Company.

     The Company has an Audit Committee comprised of Messrs. Lanting and Weber. The Audit Committee recommends to the Board of Directors the selection of independent public accountants and reviews the scope of their audit, their audit report, and any recommendations made by them. This Committee met on two occasions during the fiscal year ended December 31, 1996.

     The Company has a Compensation Committee comprised of Messrs. Bauer, Lanting, and Thompson. The Compensation Committee is responsible for administering the Company's stock-based incentive plans and supervising other compensation arrangements for executive officers of the Company. The Compensation Committee met five times during the fiscal year ended December 31, 1996.

     In addition, the Company has an Executive Committee, comprised of Messrs. Bauer, Lanting and La Grand, which is authorized to act on behalf of the Board between full Board meetings, to the extent permitted by law. This Committee did not meet during the fiscal year ended December 31, 1996.

     The Company does not have a standing nominating committee.

     During 1996 the Board of Directors met on four occasions. All directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served, except for Mr. Lanting who attended eight of eleven, or 73 percent.

SECURITIES OWNERSHIP OF MANAGEMENT

     The following table contains information with respect to ownership of the Company's common stock by all directors, nominees for election as directors, executive officers named in the tables under the caption Executive Compensation, and all executive officers and directors as a group. The content of this table is based upon information supplied by the Company's officers, directors, and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of March 1, 1997.



                         AMOUNT AND NATURE OF OWNERSHIP
                         ------------------------------

         NAME OF                 SHARES BENEFICIALLY         EXERCISABLE              PERCENT
     BENEFICIAL OWNER                  OWNED (1)             OPTIONS (2)              OF CLASS

-----------------------------------------------------------------------------------------------

Fred Bauer                            2,214,233(3)              18,001                    6.4

Harlan Byker, Ph.D.                     181,598                 12,800                     *

Mickey Fouts                             30,000                 30,000                     *

Enoch Jen                                66,801                 31,801                     *

Arlyn Lanting                           286,000(4)              86,000                     *

Kenneth La Grand                        336,202                112,202                     *

John Mulder                              92,200                 24,400                     *

Ted Thompson                            116,000                114,000                     *

Leo Weber                                34,000                 30,000                     *

All directors and executive
officers as a group
(9 persons)                           3,357,034                459,204                    9.6%

-----------------------------------------------------------------------------------------------

* Less than one percent.

(1) Except as otherwise indicated by footnote, each named person claims sole voting and investment power with respect to the shares indicated.

(2) This column reflects shares subject to options exercisable within 60 days, and these shares are included in the column captioned "Shares Beneficially Owned."

(3)  Includes 16,000 shares held by Mr. Bauer's minor child living with him.

(4) Includes 200,000 shares owned of record by Aspen Enterprises, Ltd., of which Mr. Lanting is a director, officer, and substantial shareholder, and Mr. Lanting disclaims beneficial ownership of those shares.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains information with respect to ownership of the Company's common stock by persons or entities who are beneficial owners of more than five percent of the Company's voting securities. The information contained in this table is based on information contained in Schedules 13D and 13G furnished to the Company.



       NAME AND ADDRESS         AMOUNT AND NATURE OF
     OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP  PERCENT OF CLASS
---------------------------------------------------------------------------

State Treasurer                  2,013,600(1)        5.8
State of Michigan
P.O. Box 15128
Lansing, MI  48901

Denver Investment Advisors LLC   1,760,400           5.1
1225 17th Street
Denver, CO 80202

---------------------------------------------------------------------------

(1) The State Treasurer acts as the investment fiduciary for retirement systems sponsored by the State of Michigan for Public School Employees, State Employees, State Police, Judges and Probate Judges.

EXECUTIVE COMPENSATION

     The following table contains information regarding compensation paid by the Company with respect to the preceding fiscal year to its chief executive officer and to each executive officer whose salary and bonus compensation exceeded $100,000.


                           Summary Compensation Table





                                                                               LONG-TERM COMPENSATION
                                                                        -----------------------------------
                                                                                AWARDS              PAYOUTS
                                          ANNUAL COMPENSATION           ------------------------    -------
                                  -----------------------------------  RESTRICTED     SECURITIES              ALL OTHER
                                  SALARY             BONUS     OTHER   STOCK          UNDERLYING              COMPENSATION
EXECUTIVE                YEAR       ($)               ($)       ($)    AWARD($)       OPTIONS(#)   LTIP($)    ($)(1)
----------------------------------------------------------------------------------------------------------------------------

Fred Bauer                1996     257,548          120,790              -            15,000                   3,967
Chairman and CEO          1995     245,143           82,749              -            30,000                   3,389
                          1994     230,495           76,204              -            30,000                   3,339

Kenneth La Grand          1996     156,221           52,769              -            17,000                   3,703
Executive Vice            1995     148,083           45,827           238,750(2)      28,000                   3,125
President                 1994     139,496           44,914              -            24,000                   3,094

John Mulder               1996     188,642           54,519              -            14,500                   4,261
Vice President,           1995     178,084           47,055           191,000(2)      24,000                   3,654
Automotive Marketing      1994     168,640           40,146              -            20,000                   3,188

Harlan Byker, Ph.D.       1996      92,416           16,538           503,125(2)      25,000                     907
Vice President,           1995     114,714           20,009              -            24,000                     832
Electrochemical Research  1994     104,219           18,636           256,250(2)      20,000                     504

Enoch Jen                 1996      96,488           38,253              -            20,000                   3,564
Vice President,           1995      91,885           35,334           106,875(2)      16,000                   2,786
Finance & Treasurer       1994      85,885           33,665              -            18,000                   2,963

---------------------------------------------------------------------------------------------------------------------------------

(1) These amounts represent the sum of "matching" contributions by the Company pursuant to its 401(k) Plan and annual premiums for term life insurance attributed to each executive officer.

(2) Represents the aggregate market value at the date of grant for shares of common stock awarded under the Company's Restricted Stock Plan. Assuming continued employment with the Company, restrictions on shares lapse upon the expiration of five years from the date of grant in the case of Mr. Jen and the 1994 grant for Dr. Byker, and one-third each on the 4th, 5th, and 6th anniversaries of the grant in all other cases. Dividends will be paid on these shares if, and to the same extent paid on the Company's common stock generally. At the close of the Company's fiscal year, the following officers held the following number of restricted shares with the corresponding net market values: K. La Grand 52,000 shares for $1,046,500; J. Mulder 40,000 shares for $805,000; H. Byker 45,000 shares for $905,625; and E. Jen 30,000 shares for $603,750.

                                ---------------

     The following table contains information regarding stock options granted to the above-named executive officers during the preceding fiscal year.

                       Option Grants in Last Fiscal Year



                                                      INDIVIDUAL GRANTS
                     -------------------------------------------------------------------------------------


                     NUMBER OF                 PERCENT                                                           GRANT DATE
                     SECURITIES                OF OPTIONS               EXERCISE                                 PRESENT
                     UNDERLYING                TO ALL                   PRICE                EXPIRATION          VALUE
EXECUTIVE            OPTIONS(#)(1)             EMPLOYEES                ($/SH)(2)            DATE                ($)(3)
------------------------------------------------------------------------------------------------------------------------------

Fred Bauer                  15,000                   2.7                   25.63                 8/22/03           224,892

Kenneth La Grand            17,000                   3.1                   21.75                 9/27/03           216,730

John Mulder                 14,500                   2.6                   21.75                 9/27/03           184,858

Harlan Byker, Ph.D.         25,000                   4.5                   20.00                 6/29/03           295,110

Enoch Jen                   20,000                   3.6                   14.88                 3/29/03           172,954

------------------------------------------------------------------------------------------------------------------------------

(1) These options become exercisable, so long as employment with the Company continues, for 20 percent of the shares on each anniversary of the grant date commencing with the first anniversary of the grant date.

(2) The exercise price may be paid in cash, in shares of the Company's common stock, and/or by the surrender of exercisable options valued at the difference between the exercise price and the market value of the underlying shares.

(3) Based on the Black-Scholes option valuation model, assuming volatility of .47, a risk-free rate of return equal to seven year treasury bonds, a dividend yield of zero, and an exercise date of seven years after grant. This model is an alternative suggested by the Securities and Exchange Commission, and the Company neither endorses this particular model, nor necessarily agrees with this method for valuing options. The ultimate value of options will depend on the Company's success, as reflected by an increase in the price of its shares, which will inure to the benefit of all shareholders.


                                ---------------

     The following table contains information regarding the exercise of options during the preceding fiscal year by the above-named executives, as well as unexercised options held by them at fiscal year-end.

      Aggregated Option Exercises in Last Fiscal Year and Year-end Values



                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                           SHARES                       OPTIONS AT FISCAL             IN-THE-MONEY OPTIONS
                          ACQUIRED          VALUE         YEAR-END (#)                 FISCAL YEAR-END ($)
                         ON EXERCISE      REALIZED    --------------------------   ---------------------------
 EXECUTIVE                   (#)             ($)      EXERCISABLE  UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
 --------------------------------------------------------------------------------------------------------------

Fred Bauer                    -               -           18,001       56,999       169,508        374,242
Kenneth La Grand           81,000         1,062,585      112,202       69,798     1,696,377        499,583
John Mulder                15,000           177,500       44,400       55,100       546,790        373,487
Harlan Byker, Ph.D.           -               -           12,800       56,200       109,400        293,224
Enoch Jen                  47,400           464,318        5,000       67,600        89,218        661,048
---------------------------------------------------------------------------------------------------------------


                         Executive Compensation Report

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of three members: two independent outside directors and the Chief Executive Officer (C.E.O.). The Committee makes recommendations to the Board of Directors with respect to executive compensation matters, except for awards made pursuant to the Company's stock-based incentive plans, which are the exclusive prerogative of the Committee.

     The executive compensation program is composed of three elements: base salary, annual bonus, and stock-based incentives. These elements are utilized to accommodate several objectives:

     - Provide the means to attract, motivate, and retain executive management personnel.

     - Provide for long-term success by focusing on continuing technical development and improvement in customer satisfaction.

     - Provide base salary compensation that is competitive in the market for managerial talent.

     - Provide annual bonus compensation reflective of both individual achievement and overall Company performance.

     - Provide stock-based incentive compensation that focuses on long-term Company performance and aligning the interests of management with the interests of shareholders.

     Base salary compensation for executive officers is predicated primarily on competitive circumstances for managerial talent and positions reflecting comparable responsibility. These competitive circumstances are determined from local, regional, and national surveys of employers comparable to the Company in size, stage of development, and industry. Historically, base salaries for executive officers have been relatively low, and stock-based incentives have received more emphasis, reflecting the entrepreneurial, high growth rate stage of the Company's development. Base salary decisions for executive officers other than the C.E.O. are determined by C.E.O. Fred Bauer and reviewed annually by the Committee. The base salary for C.E.O. Bauer for 1996 was established by the Committee (without participation by C.E.O. Bauer) and approved by the Board of Directors. The Committee's recommendation was made after reviewing survey information from several sources, textual materials regarding executive compensation strategies in general, the past and expected contributions of C.E.O. Bauer to the Company's progress, the quality, loyalty, and performance of the management team assembled and led by him, and the relationships between his salary and the average salary levels for the Company's hourly paid workers, salaried employees, and executive officers.

        Annual bonus compensation for executive officers is composed of two elements: payments under the Company's Gain Sharing Bonus Plan and performance bonuses. All employees of the Company, including executive officers, are eligible to share in the Company's Gain Sharing Bonus Plan after the first six months of employment. A percentage of pre-tax income, in excess of an established threshold for shareholder return on equity, is distributed quarterly to eligible employees. The amount to be distributed is allocated among all eligible employees in proportion to the salary or wages (including overtime) paid to those employees during the quarter. In addition, performance bonuses are paid to various managerial employees, including executive officers, based upon individual performance during the year and the overall performance of the Company during the year. Regarding 1996, C.E.O. Fred Bauer evaluated the performance of each executive officer, sometimes in consultation with other officers, and determined performance bonuses predicated approximately one-half on the individual's achievements and contributions to Company success, and one-half on the overall performance of the Company for the year. C.E.O. Fred Bauer participated in the Gain Sharing Plan along with all other eligible employees. In addition, Mr. Bauer was awarded a performance bonus in the amount of $75,000. The award was recommended by the Committee (without participation by Mr. Bauer) based upon the Company's significant gains in both sales and earnings, its competitive position in the marketplace, the effectiveness of his management leadership, and the resolution of ongoing litigation, and the recommendation was approved by the Board of Directors.

     Stock-based incentive compensation is intended to align the interests of shareholders and senior management by making the managers shareholders in a significant amount, and providing them incentives to work to increase the price of the Company's shares by granting them options to acquire additional shares. Generally, restricted stock grants are subject to forfeiture if the executive officer does not continue employment with the Company for the period specified at the time of grant. Similarly, stock options become exercisable generally for a portion of the shares after one or two years and for additional portions each year thereafter, subject however to the requirement that the optionee must be employed by the Company at the time of exercise. During 1996 stock options were awarded to executive officers, other than the C.E.O., by the Committee, based upon recommendations from C.E.O. Fred Bauer, taking into consideration for each executive the scope of responsibility, contribution to success in prior periods, ability to influence success in the future, and demonstrated ability to achieve agreed-upon goals. The Company's Qualified Stock Option Plan provides for an automatic annual option for C.E.O. Fred Bauer. The award was made "automatic" in order to preserve Chairman Bauer's ability to continue his service on the Committee as a "disinterested person" under the applicable Securities and Exchange Commission rules.


                                             Compensation Committee Members:

                                             Fred Bauer
                                             Arlyn Lanting
                                             Ted Thompson


                                ---------------

                            Stock Performance Graph

     The following graph depicts the cumulative total return of the Company's common stock compared to the cumulative total return on The Nasdaq Stock Market index (all U.S. companies) and the Dow Jones Index for Automobile Parts and Equipment Companies (excluding tire and rubber makers). The graph assumes an investment of $100 on the last trading day in 1991, and reinvestment of dividends in all cases.


                                    [GRAPH]

                                             Dow Jones
                                             Tire and
                                             Auto Parts &
                                             Equipment
                                             Companies
                                             (Excluding                 The Nasdaq
                                             Tire and                  Stock Market
                 Gentex Corporation          Rubber Makers)          (U.S. Companies)
12/31/91                 100                        100                       100
12/31/92             163.462                   128.2788                  116.3785
12/31/93             542.308                   167.8746                  133.5945
12/30/94             373.077                   147.3935                  130.5866
12/29/95             338.462                   181.7627                  184.6739
12/31/96             619.231                   207.2679                  227.1641



     The Company has not adopted any long-term incentive plan or any defined benefit or actuarial plan, as those terms are defined in the applicable regulations promulgated by the Securities and Exchange Commission. Neither does the Company have any contracts with its executive officers assuring them of continued employment, nor any compensatory arrangement for executives linked to a change in control of the Company.

     Directors who are employees of the Company receive no compensation for services as directors. Directors who are not employees of the Company receive a director's retainer in the amount of $6,000 per year plus $800 for each meeting of the Board attended and $500 for each committee meeting attended. In addition, each non-employee person who is a director immediately following each annual meeting of shareholders is entitled to receive an option to purchase 5,000 shares of the Company's common stock at a price per share equal to the fair market value on that date. Each option has a term of ten years and becomes exercisable in full six months after the date of the grant.

     Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Fred Bauer, Chairman and C.E.O., was a member of the Company's Compensation Committee during the fiscal year ended December 31, 1996. That Committee was responsible for supervising the Company's executive compensation arrangements, including the making of decisions with respect to the award of stock-based incentives for executive officers during that year. Mr. Bauer is not eligible for any discretionary stock-based incentive awards; rather Mr. Bauer receives an automatic annual stock option grant for 15,000 shares under the Company's Qualified Stock Option Plan. The Compensation Committee makes an annual recommendation to the Board of Directors with respect to Mr. Bauer's salary and bonus (without participation by Mr. Bauer), and the full Board acts on the recommendation. Certain transactions between Mr. Bauer and the Company are described below under Transactions With Management.

     Arlyn Lanting, a director and member of the Company's Compensation Committee, was an officer of the Company more than ten years ago.

TRANSACTIONS WITH MANAGEMENT

     Since 1978, prior to the time the Company became a publicly-held corporation, the Company has leased a building that previously housed its main office, manufacturing and warehouse facilities, and currently houses production operations for the Company's fire protection products. The lessor for that building is G & C Associates, a general partnership, and nearly all of the partnership interests in G & C Associates are held by persons related to Fred Bauer. The lease is a "net" lease, obligating the Company to pay all expenses for maintenance, taxes and insurance, in addition to rent. During 1996 the rent paid to this partnership was for $52,153, and the rent for the current fiscal year is the same. The Board of Directors believes that the terms of this lease are at least as favorable to the Company as could have been obtained from unrelated parties.

     Arlyn Lanting and Kenneth La Grand are both substantial shareholders in GTI Travel Inc., a local travel agency used by the Company to book airline travel for its employees. During 1996, the Company paid $357,000 in airline travel through this agency. This arrangement has been reviewed by the Company's Board of Directors and approved on the basis that the prices and services provided afford the best value available to the Company.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company for the fiscal year ended December 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, and the Board of Directors has selected Arthur Andersen LLP, to serve as the Company's independent accountants for the fiscal year ending December 31, 1997. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to respond to appropriate questions, and will have an opportunity to make a statement if they desire.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon a review of Forms 3, 4, and 5 furnished to the Company during or with respect to the preceding fiscal year, and written representations from certain reporting persons, the Company is not aware of any failure by any reporting person to make timely filings of those Forms as required by Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS -- 1998 ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the next annual meeting of the Company must be received by the Company at its headquarters at 600 N. Centennial Street, Zeeland, Michigan 49464, no later than December 8, 1997, if the shareholder wishes the proposal to be included in the Company's proxy statement relating to that meeting.

     The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

     Management is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxy holders in the accompanying Proxy intend to vote the shares in accordance with their judgment, and discretionary authority to do so is included in the Proxy.


     A COPY OF THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE, UPON WRITTEN REQUEST, FROM THE SECRETARY OF THE COMPANY, 600 N. CENTENNIAL STREET, ZEELAND, MICHIGAN 49464.

     Shareholders are urged to promptly date, sign and return the accompanying Proxy in the enclosed envelope.

                                             By Order of the Board of Directors



                                             Connie Hamblin
                                             Secretary

March 28, 1997

GENTEX CORPORATION
600 N. CENTENNIAL STREET
ZEELAND, MI 49464


                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The shareholder(s) signing on the reverse side hereby appoint(s) Connie Hamblin and Enoch Jen as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all of the shares of common stock of Gentex Corporation held of record by such shareholder(s) on March 21, 1997, at the Annual Meeting of Shareholders to be held on May 15, 1997, or any adjournment thereof.

     When properly executed, this proxy will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED FOR A THREE-YEAR TERM.

                         (TO BE SIGNED ON REVERSE SIDE)


                                                                   See reverse
                                                                       side

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1. Election of Directors (except where marked to the contrary) for a three-year term.
   FOR       WITHHELD
   [ ]       [  ]

NOMINEES: Fred T. Bauer, Leo L. Weber, Harlan J. Byker

(Instruction: To withhold authority to vote for an individual nominee, strike a line through the nominee's named listed above.)


I plan to attend the meeting.            [   ]

I do not plan to attend the meeting.     [   ]



SIGNATURE_______________________________    DATE_________

SIGNATURE_______________________________    DATE_________

NOTE: Please sign as your name appears hereon. When shares are held jointly, each holder should sign. When signing for an estate, trust or corporation, the title and capacity should be stated. Persons signing as attorney-in-fact should submit powers of attorney.